Exhibit 4.7

AMENDMENT AND RESTATEMENT AGREEMENT

dated as of

March 22,2006

among

LIMITED BRANDS, INC.,

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC., BANG OF AMERICA SECURITIES LLC and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A. and CITICORP NORTH AMERICA, INC.,

as Co-Syndication Agents

AMENDMENT AND RESTATEMENT AGREEMENT dated as of March 22, 2006 (this “Amendment and Restatement”). in respect of the AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT dated as of November 5, 2004 (the “Existing Credit Agreement”), amending and restating the Five-Year Revolving Credit Agreement dated as of October 6, 2004, among LIMITED BRANDS, INC., a Delaware corporation (the “Borrower”); the LENDERS from time to time party hereto (the “Lenders”): and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

The Borrower has requested that the Existing Credit Agreement be amended and restated as set forth in Section 1 below and the other parties hereto are willing so to amend and restate the Existing Credit Agreement. Each capitalized term used but not defined herein has the meaning assigned thereto in the Existing Credit Agreement as amended and restated hereby.

In consideration of the premises and the agreements herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1. Amendment and Restatement. Upon the effectiveness of this Amendment and Restatement as provided in Section 3 below, the Existing Credit Agreement shall be amended and restated in the form in which it exists on the date hereof but with the following revisions (the Existing Credit Agreement, as so amended and restated, being called the “Restated Credit Agreement”):

(a) Preamble. The first sentence of the preamble is hereby deleted and replaced with the following sentence:

Reference is made to the Amended and Restated Five-Year Revolving Credit Agreement dated as of November 5, 2004 (the “Existing Credit Agreement”), amending and restating the Five-Year Revolving Credit Agreement dated as of October 6,2004, among Limited Brands, Inc., the Lenders party thereto and JPMorgan Chase Bank, N.A., as successor to JPMorgan Chase Bank, as Administrative Agent. The Borrower has requested the Lenders to amend and restate the Existing Credit Agreement in order to, among other things, (a) extend the Maturity Date (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) and (b) amend the Applicable Rate.

(b) Section 1.01. Section 1.01 is hereby amended by deleting the definitions of the terms “Administrative Agent”, “Applicable Rate”, “Maturity Date” and “Test Date” and adding the following definitions in proper alphabetical order to read as follows:

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Applicable Rate” means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the participation fees and facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “Participation Fee Rate” or “Facility Fee Rate”, as the case may be, based upon the highest two of the three ratings by Fitch, S&P and Moody’s, respectively, applicable on such date to the Index Debt:

Index Debt	Eurodollar Spread		Participation Fee	Facility Fee
Ratings:	Usage < 50%	Usage > 50%	Rate	Rate
Category 1	0.230%	0.330%	0.330%	0.070%
> A-/A-/A3

Category 2
BBB+/BBB+/	0.320%	0.420%	0.420%	0.080%
Baal

Category 3
BBB/BBB/Baa2	0.350%	0.450%	0.450%	0.100%

Category 4
BBB-/BBB-/Baa3	0.500%	0.600%	0.600%	0.150%

Category 5
Lower	0.700%	0.800%	0.800%	0.200%

For purposes of the foregoing, (a) if any of Fitch, S&P or Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition) the Applicable Rate shall be determined on the basis of the rating agency or rating agencies that do then have ratings for the Index Debt in effect, provided that if there are only two such ratings in effect and such ratings are not in the same Category, then the Applicable Rate will be determined by reference to the Category next above that of the lower of such two ratings, (b) if none of Fitch, S&P and Moody’s has in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition) then the Index Debt shall be deemed to be rated in Category 5, (c) the Index Debt shall be deemed to be rated in Category 5 at any time that an Event of Default has occurred and is continuing, (d) if all three ratings exist and the highest two of three ratings established or deemed to have been established by Fitch, S&P and Moody’s for the Index Debt are not in the same Category, then the

Applicable Rate will be determined by reference to the Category of the lower of such two ratings and (e) if the ratings established or deemed to have been established by Fitch, S&P and Moody’s for the Index Debt shall be changed (other than as a result of a change in the rating system of Fitch, S&P or Moody’s), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in an Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Fitch, S&P or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, each Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Fitch” means Fitch Ratings, Inc.

“Maturity Date” means the date that is five years after the Restatement Date.

“2006 Amendment and Restatement” means the Amendment and Restatement Agreement dated as of March 22,2006, relating to this Agreement.

“Restatement Date” means the date on which the conditions specified in Section 3 of the 2006 Amendment and Restatement are satisfied (or waived in accordance with Section 8.02).

“Test Date” means, if at the time the rating of any two of Fitch, S&P and Moody’s with respect to the Index Debt (or if any such rating agency does not provide a rating with respect to the Index Debt, either of such other two rating agencies) shall be less than BBB-, BBB- or Baa3 and the rating of the other such rating agency with respect to the Index Debt shall not be at least BBB-, BBB- or Baa3 (with, in the case of a rating of BBB-, BBB- or Baa3, stable outlook), or if there shall not be a rating in effect from such other rating agency of the Index Debt, the date of any Borrowing hereunder (other than a Borrowing made hereunder solely for the purpose of paying maturing commercial paper of the Borrower) or the date of any issuance, amendment, renewal or extension of any Letter of Credit.

(c) Section 3.04(a). Paragraph (a) of Section 3.04 is hereby amended by deleting the words “Fiscal Year 2003” and substituting therefor “Fiscal Year 2004” in each instance they appear and by deleting the words “second fiscal quarter of Fiscal Year 2004” and substituting therefor “third fiscal quarter of Fiscal Year 2005”.

(d) Section 3.04(b). Paragraph (b) of Section 3.04 is hereby amended by deleting the date “January 31,2004” and substituting therefor “January 29, 2005”.

(e) Conditions. Section 4.01 is hereby deleted and replaced with:

SECTION 4.01. Intentionally Omitted.

(f) Section 5.01. Section 5.01 is hereby amended by adding at the end thereof the following:

(c) The Borrower may provide for electronic delivery of the financial statements, certificates, reports and registration statements described in clauses (i),(ii),(iii), (iv),(v) and (vi) of paragraph (a) of this Section by posting such financial statements, certificates, reports and registration statements on Intralinks or any similar service approved by the Administrative Agent, or delivering such financial statements, certificates, reports and registration statements to the Administrative Agent for posting on Intralinks (or any such similar service).

(g) Section 5.08. Section 5.08 is hereby amended by deleting each occurrence of the phrase “the date hereof and substituting therefor “November 5,2004”.

(h) Schedules. Schedule 2.01 and Schedule 3.05 are hereby deleted and replaced with Schedule 2.01 and Schedule 3.05 to this Amendment and Restatement. It is understood that the effect of the replacement of Schedule 2.01 is to terminate the Commitments under (and as defined in) the Existing Credit Agreement of lenders thereunder not listed on Schedule 2.01 to this Amendment and Restatement so that, as of the Restatement Date, the only Lenders and Commitments shall be as set forth on Schedule 2.01 to this Amendment and Restatement.

(i) Restatement Date. From and after the Restatement Date (as defined below), all references in the Restated Credit Agreement to “the date hereof, “the date of this Agreement” or other words or phrases of similar import shall be deemed references to the date of this Amendment and Restatement.

SECTION 2. Representations and Warranties. The Borrower represents and warrants that:

(a) At the time of and after giving effect to this Amendment and Restatement, the representations and warranties set forth in the Restated Credit Agreement are true and correct with the same effect as if made on the Restatement Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

(b) At the time of and after giving effect to this Amendment and Restatement, no Default has occurred and is continuing.

SECTION 3. Conditions to Effectiveness. This Amendment and Restatement and the obligations of the Lenders to make Loans under the Restated Credit Agreement shall become effective on the date (the “Restatement Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 8.02 of the Restated Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment and Restatement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment and Restatement) that such party has signed a counterpart of this Amendment and Restatement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Date) of each of (i) Samuel P. Fried, Esq., General Counsel of the Borrower, and (ii) Davis Polk & Wardwell, counsel for the Borrower, substantially in the form of Exhibits B-l and B-2, respectively, and covering such other matters relating to the Borrower, this Amendment and Restatement, the Restated Credit Agreement or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and Restatement and any other legal matters relating to the Borrower, this Amendment and Restatement or the Restated Credit Agreement, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Restatement Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming the representations and warranties set forth in paragraphs (a) and (b) of Section 2 of this Amendment and Restatement.

(e) If any “Lender” under (and as defined in) the Existing Credit Agreement is not identified on Schedule 2.01 hereto as a Lender under the Restated Credit Agreement, then (i) the “Commitment” of each such Lender under (and as defined in) the Existing Credit Agreement shall be terminated, and (ii) this Amendment and Restatement shall have been signed by Lenders constituting the “Required Lenders” under (and as defined in) the Existing Credit Agreement.

(f) Unless the Lenders and their respective Commitments under the Restated Credit Agreement as of the Restatement Date will remain the same as those of the

“Lenders” under (and as defined in) the Existing Credit Agreement, then on the Restatement Date the Borrower shall pay all fees and interest accrued for the account of the “Lenders” under (and as defined in) the Existing Credit Agreement and prepay any and all “Loans” outstanding under (and as defined in) the Existing Credit Agreement in accordance with the Existing Credit Agreement (without prejudice to the Borrower’s right to borrow under and in accordance with the Restated Credit Agreement on the Restatement Date in order to effect such prepayment).

(g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(h) The Administrative Agent shall be satisfied that the Amendment and Restatement Agreement dated as of the date hereof, with respect to the Amended and Restated Term Loan Credit Agreement dated as of November 5,2004, among the Borrower, the Lenders party there and JPMorgan Chase Bank, N.A., as administrative agent, shall become effective in accordance with its terms concurrently with the effectiveness of this Amendment and Restatement.

(i) The Administrative Agent shall have received all documentation and other information reasonably requested by it to satisfy the requirements of bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

The Administrative Agent shall notify the Borrower and the Lenders in writing of the Restatement Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this Amendment and Restatement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02 of the Restated Credit Agreement) at or prior to 3:00 p.m., New York City time, on March 31, 2006 (and, in the event such conditions are not so satisfied or waived, this Amendment and Restatement shall terminate at such time).

SECTION 4. Agreement. Except as specifically stated herein, the provisions of the Existing Credit Agreement are and shall remain in full force and effect. As used therein, the terms “Credit Agreement”, “herein”, “hereunder”, “hereinafter”, “hereto”, “hereof and words of similar import shall, unless the context otherwise requires, refer to the Restated Credit Agreement.

SECTION 5. Expenses. The Borrower agrees to reimburse the Administrative Agent for the out-of-pocket expenses incurred by it in connection with this Amendment and Restatement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 6. Counterparts. This Amendment and Restatement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment and Restatement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS AMENDMENT AND RESTATEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings. The headings of this Amendment and Restatement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.

LIMITED BRANDS, INC.,

by	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Vice President, Treasurer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/ Barry Bergman
Name:	BARRY BERGMAN
Title:	MANAGING DIRECTOR

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Bank of America, N.A.

by	/s/ John Pocalyko
Name:	John Pocalyko
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Citicorp North America, Inc

by	/s/ John McQuiston
Name:	JOHN McQUISTON
Title:	Vice President & Director

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: HSBC BANK USA, N.A.

by	/s/ Sam Opitz
Name:	Sam Opitz
Title:	AVP

SIGNATURE PAGE TO AMENDMENT
AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Wachovia Bank, National Association

by	/s/ Susan T. Gallagher
Name:	Susan T. Gallagher
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT
AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: THE BANK OF NEW YORK

by	/s/ Randolph E.J. Medrano
Name:	Randolph E.J. Medrano
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT
AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Mizuho Corporate Bank, Ltd

by	/s/ Bertram H. Tang
Name:	Bertram Tang
Title:	Senior Vice President & Team Leader

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Chicago Branch

by	/s/ Tsuguyuki Umene
Name	TSUGUYUKI UMENE
Title	DEPUTY GENERAL MANAGER

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: BNP Paribas

by	/s/ Curt Price
Name:	Curt Price
Title:	Managing Director

/s/ Paul Harris
Name:	Paul Harris
Title:	Managing Director

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: KeyBank National Association

by	/s/ Marianne T. Meil
Name:	Marianne T. Meil
Title:	Senior Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: The Royal Bank of Scotland plc

by	/s/ Michaela V. Galluzzo
Name:	Michaela V. Galluzzo
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

LaSalle Bank National Association:

by	/s/ Steve Shepard
Name:	Steve Shepard
Title:	SVP

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution:	The governor and company of The Bank of Ireland

by	/s/ Carla Ryan	/s/ Philip Allen
Name:	CARLA RYAN	PHILIP ALLEN
Title	Authorised Signatory	Authorised Signatory

SIGNATURE PAGE TO AMENDMENT

AND RESTATEMENT DATED AS OF

MARCH 22, 2006, TO THE AMENDED

AND RESTATED FIVE-YEAR

REVOLVING CREDIT AGREEMENT

DATED AS OF NOVEMBER 5, 2004,

AMONG LIMITED BRANDS, INC., THE

LENDERS PARTY THERETO AND

JPMORGAN CHASE BANK, N.A., AS

ADMINISTRATIVE AGENT

Name of Institution:	STANDARD CHARTERED BANK ONE MADISON AVENUE NEW YORK, NY 10010-3603

by	/s/ Mark Sims
Name:	Mark Sims
Title:	Senior Vice President

/s/ Robert K. Reddington
ROBERT K. REDDINGTON
AVP/CREDIT DOCUMENTATION
CREDIT RISK CONTROL
STANDARD CHARTERED BANK N.Y.

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

By

Wells Fargo Bank, N. A.

/s/ Melissa Nachman
Name:	Melissa Nachman
Title:	Vice President

/s/ Marc-Philippe Piche
Name:	Marc-Philippe Piche
Title:	Associate

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Sun Trust Bank

by	/s/ Heidi M. Khambatta
Name:	Heidi m. Khambatta
Title:	Director

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

by	/s/ Christopher D. Jones
Name:	CHRISTOPHER D. JONES
Title:	VICE PRESIDENT

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: National City Bank

by	/s/ Jennifer Taliaferro
Name:	Jennifer Taliaferro
Title:	Relationship Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: PNC Bank National Association

by	/s/ Julie S. Springer
Name:	Julie S. Springer
Title	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004. AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: US Bank National Association

by	/s/ Heather Hinkelman
Name:	Heather Hinkelman
Title:	Banking Officer

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Union Bank of California, N.A.

by	/s/ Ching Lim
Name:	Ching Lim
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: BANCO BILBAO VIZCAYA ARGENTARIA SA

by	/s/ Hector O. Villegas
Name:	HECTOR O. VILLEGAS
Title:	Vice President
Global Corporate Banking

/s/ Glampaolo Consigliere
Vice President
Global Trade Finance

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: First Commercial Bank New York Agency

by	/s/ Bruce M. J. Ju
Name:	Bruce M. J. Ju
Title:	VP & General Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Huntington National Bank

by	/s/ John M . Luehmann
Name:	John M . Luehmann
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Malayan Banking Berhad

by	/s/ Fauzi Zulkifli
Name:	Fauzi Zulkifli
Title:	General Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Sovereign Bank

by	/s/ Elisabet Hayes
Name:	Elisabet Hayes
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: Hua Nan Commercial Bank, LTD. New York Agency

by	/s/ Te-Chin Wang
Name:	Te-Chin Wang
Title:	Assistant General Manager

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: The Northern Trust Company

by	/s/ John A. Konstantos
Name:	John A. Konstantos
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT DATED AS OF MARCH 22, 2006, TO THE AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AGREEMENT DATED AS OF NOVEMBER 5, 2004, AMONG LIMITED BRANDS, INC., THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Name of Institution: E. Sun Commercial Bank, Ltd. Los Angeles Branch

by	/s/ Benjamin Lin
Name:	Benjamin Lin
Title:	EVP & General Manager

Schedule 2.01

Lender	Commitment
JPMorgan Chase Bank, N.A.	$76,666,667
Bank of America, N.A.	76,666,667
Citicorp North America, Inc.	76,666,667
HSBC Bank USA, National Association	60,000,000
Wachovia Bank, N.A.	60,000,000
The Bank of New York	56,666,667
Mizuho Corporate Bank, Ltd.	50,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch	48,000,000
BNP Paribas	46,666,667
KeyBank National Association	46,666,667
The Royal Bank of Scotland plc	46,666,667
LaSalle Bank National Association	33,333,333
The Governor and Company of The Bank of Ireland	33,333,333
Standard Chartered Bank	33,333,333
Wells Fargo Bank	33,333,333
SunTrust Bank	26,666,667
Fifth Third Bank	20,000,000
National City Bank	20,000,000
PNC Bank, National Association	20,000,000
U.S. Bank National Association	20,000,000
Union Bank of California, N.A.	18,666,667
Banco Bilbao Vizcaya Argentaria SA	13,333,333
First Commercial Bank, New York Agency	13,333,333
The Huntington National Bank	13,333,333
Malayan Banking Berhad	13,333,333
Sovereign Bank	13,333,333
Hua Nan Commercial Bank, LTD, New York Agency	10,000,000
The Northern Trust Company	10,000,000
E. Sun Commercial Bank, Ltd. Los Angeles Branch	10,000,000
TOTAL	$1,000,000,000